EXHIBIT 11.0


                              STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                                                       Three Months ended       Nine Months ended
                                                                            March 31,                 March 31,
                                                                        -----------------       ------------------
                                                                        1998         1997       1998          1997
                                                                        ----         ----       ----          ----

                                                                         (In thousands, except per share amount)


Net Income........................................................     $4,658       $4,123       $14,286     $6,598
                                                                       ------        -----       -------      -----


Weighted average common shares outstanding........................      9,161        8,266         8,799      8,318


Basic earnings per common share...................................      $0.51        $0.50         $1.62      $0.79
                                                                         ====         ====          ====       ====



Weighted average common shares outstanding........................      9,161        8,266         8,799      8,318


Potential common stock due to dilutive
    effect of stock option........................................        559          471           538        398
                                                                       ------       ------        ------     ------


Total shares for diluted earnings per share.......................      9,720        8,737         9,337      8,716
                                                                        =====        =====         =====      =====


Diluted earnings per common share ................................      $0.48        $0.47         $1.53      $0.76
                                                                         ====         ====          ====       ====



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